Exhibit 99.1

Investor Relations Contact: David Humphrey	Media Contact: Autumnn Mahar
Title: Vice President – Investor Relations	Title: Senior Manager, PR and Social
Phone: 479-785-6200	Phone: 479-494-8221
Email: dhumphrey@arcb.com	Email: amahar@arcb.com

ArcBest Announces Record-Setting Fourth Quarter 2021 and Full Year 2021 Results

Accelerating Growth to Benefit Customers, Empower Employees,
and Enhance Value for Shareholders

●	Delivered record fourth quarter net income of $65.5 million, or $2.47 per diluted share, with non-GAAP fourth quarter 2021 net income of $73.9 million, or $2.79 per diluted share.
●	Generated full year 2021 net income of $213.5 million, or $7.98 per diluted share. On a non-GAAP basis, full year 2021 net income was $228.0 million, or $8.52 per diluted share.
●	Achieved the highest revenue and net income in ArcBest’s history on both a fourth quarter and annual basis.
●	Returned $116 million to shareholders through stock repurchase programs and dividends.
●	Continued strong results enable ArcBest to pay profit-sharing bonus to union-represented ABF Freight employees for the third year in a row.

FORT SMITH, Arkansas, February 1, 2022 — ArcBest® (Nasdaq: ARCB), a leader in supply chain logistics, today reported fourth quarter 2021 revenue of $1.2 billion, reflecting an increase of $368.8 million compared to fourth quarter 2020. Each of ArcBest’s operating segments achieved double-digit percentage revenue growth over the prior year period. Fourth quarter 2021 results include the impact of the MoLo Solutions, LLC (“MoLo”) acquisition, which closed on November 1, 2021.

ArcBest’s fourth quarter 2021 operating income was $86.9 million and net income was $65.5 million, or $2.47 per diluted share, compared to fourth quarter 2020 operating income of $30.3 million and net income of $23.9 million, or $0.89 per diluted share.

Excluding certain items in both periods as identified in the attached reconciliation tables, fourth quarter non-GAAP operating income was $102.2 million, compared to $39.5 million in the prior-year period. On a non-GAAP basis, net income was $73.9 million, or $2.79 per diluted share, in fourth quarter 2021 compared to $27.5 million, or $1.03 per diluted share, in fourth quarter 2020.

ArcBest’s full year 2021 revenue totaled $4.0 billion compared to $2.9 billion in 2020. Net income was $213.5 million, or $7.98 per diluted share, compared to net income of $71.1 million, or $2.69 per diluted share in 2020. On a non-GAAP basis, ArcBest’s 2021 net income was $228.0 million, or $8.52 per diluted share, compared to net income of $90.5 million, or $3.42 per diluted share, in 2020.

“I am extremely proud of the talented people of ArcBest, whose dedication and hard work have driven our record-breaking fourth quarter and full year results,” said Judy R. McReynolds, ArcBest chairman, president and CEO. “2021 was a year of immense challenges – from the ongoing pandemic to extreme supply chain pressures – but our team stayed focused on our strategic initiatives and consistently exceeded expectations. We are making smart investments across our business to advance our strategic vision and adapt to the rapidly evolving market environment, all while being true advisors to our customers. Our recent announcement of an investment we made in Phantom Auto, the leading provider of human-centered remote operation software, is an example of our commitment in these areas. Investments in our people, our integrated logistics solutions, and our innovations and technology have provided ArcBest with a solid foundation and will continue to drive our company’s growth, success and value-creation in 2022 and beyond.”

Fourth Quarter Results of Operations Comparisons

Asset-Based

Fourth Quarter 2021 Versus Fourth Quarter 2020

●	Revenue of $683.5 million compared to $554.4 million, a per-day increase of 23.3 percent.
~~●~~	Total tonnage per day increase of 5.1 percent, including an increase of 1.1 percent in LTL-rated weight per shipment.
●	Total shipments per day increase of 1.5 percent.
●	Total billed revenue per hundredweight increased 17.3 percent and was positively impacted by higher fuel surcharges. Revenue per hundredweight on LTL-rated business, excluding fuel surcharge, improved by a percentage in the double digits.
●	Operating income of $83.1 million compared to $27.9 million. On a non-GAAP basis, operating income of $89.5 million compared to $34.9 million.

Continued customer demand for ArcBest’s Asset-Based services and a solid pricing environment are reflected in the segment’s record-setting fourth quarter and full year revenue and profit. As transportation capacity challenges continued in the marketplace, ArcBest’s customers benefited from integrated supply chain solutions enhanced by trusted relationships and utilization of ArcBest’s Asset-Based network. Hiring events and initiatives have been successful and are expected to produce further benefits for customers. An emphasis on network resource allocation to serve core LTL customers continued to result in tonnage and shipment growth as well as increased profitability.

As a result of the operating ratio achieved in 2021, ABF Freight will pay a 3% profit-sharing bonus to qualifying union-represented employees – the maximum amount provided in the collective bargaining agreement.

“The ABF Freight team is an integral part of ArcBest’s differentiated offering of integrated logistics solutions. It’s because of that team’s continued dedication and efforts that we’re able to provide this bonus for the third year in a row and at a higher level compared to the previous two years,” added McReynolds.

Asset-Light‡

Fourth Quarter 2021 Versus Fourth Quarter 2020 (including the results of MoLo beginning November 1, 2021)

●	Revenue of $541.2 million compared to $301.2 million, a per-day increase of 79.7 percent.
●	For the months of November and December 2021, MoLo revenue of $120.3 million.
●	Operating income of $13.9 million compared to $5.5 million. On a non-GAAP basis, operating income of $16.4 million compared to $6.4 million.
●	Adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”) of $18.6 million compared to $8.3 million, as detailed in the attached non-GAAP reconciliation tables.

Increased market rates associated with limited transport capacity, combined with continued strength in customer demand, resulted in another record-setting quarter for the ArcBest segment. For the months of November and December, the positive momentum in the ArcBest segment was enhanced by the addition of MoLo. With the addition of MoLo, ArcBest’s truckload services produced a significant increase in truckload brokerage revenue and shipments over the prior year’s fourth quarter. Revenue growth and enhanced profitability were driven by strong demand from customers seeking supply chain solutions requiring expedite, managed transportation and international services. ArcBest also continued to benefit from strong relationships with carrier partners, further improved by the addition of MoLo, and the ability to meet customers’ needs through innovation in a tight freight market.

At FleetNet, an increase in roadside events and higher revenue per total service event contributed to record quarterly revenue and strong fourth quarter profitability for the segment.

Full Year Results of Operations Comparisons

Asset-Based

Full Year 2021 Versus Full Year 2020

●	Revenue of $2.6 billion, compared to $2.1 billion, a per-day increase of 23.5 percent.
●	Tonnage per day increase of 7.6 percent.
●	Shipments per day increase of 4.3 percent.
●	Total billed revenue per hundredweight increase of 14.7 percent, positively impacted by higher fuel surcharges.
●	Operating income of $260.7 million compared to $98.9 million. On a non-GAAP basis, operating income of $288.3 million compared to $121.3 million.
●	Profit-sharing bonus to union-represented ABF Freight employees of $15.1 million, an increase of approximately $10 million over those paid for both 2019 and 2020.

Asset-Light‡

Full Year 2021 Versus Full Year 2020 (including the results of MoLo beginning November 1, 2021)

●	Revenue of $1.6 billion compared to $984.2 million, a per-day increase of 58.6 percent.
●	Operating income of $50.9 million compared to $13.0 million. On a non-GAAP basis, operating income of $49.3 million compared to $16.8 million.
●	Adjusted EBITDA of $64.0 million compared to $24.4 million.

Capital Expenditures

In 2021, total net capital expenditures, including equipment financed, equaled $104 million. Net capital expenditures in 2021 included $79 million of revenue equipment, the majority of which was for ArcBest’s Asset-Based operation. Revenue equipment purchases in 2021 were lower than the original estimate because of pandemic-related manufacturing delays, primarily on new road tractors. Depreciation and amortization costs on property, plant and equipment were $119 million in 2021.

Quarterly Dividend and Share Repurchase Programs

ArcBest generated solid cash from operations in 2021 and continued to return capital to shareholders through its dividend and share repurchase programs, including the $100 million accelerated share repurchase agreement that was entered into in early November 2021 and completed in January 2022. Currently, $41.9 million remains available under an authorized program for future common stock purchases.

NOTE

‡ - The ArcBest and FleetNet reportable segments, combined, represent Asset-Light operations.

Conference Call

ArcBest will host a conference call with company executives to discuss the 2021 fourth quarter and full year 2021 results. The call will be today, Tuesday, February 1, at 9:30 a.m. EST (8:30 a.m. CST). Interested parties are invited to listen by calling (800) 954-0652 or by joining the webcast which can be found on ArcBest’s website at arcb.com. Slides to accompany this call are included in Exhibit 99.3 of the Form 8-K filed on February 1, 2022, will be posted and available to download on the company’s website prior to the scheduled conference time, and will be included in the webcast. Following the call, a recorded playback will be available through the end of the day on March 15, 2022. To listen to the playback, dial (800) 633-8284 or (402) 977-9140 (for international callers). The conference call ID for the playback is 22014422. The conference call and playback can also be accessed, through March 15, 2022, on ArcBest’s website at arcb.com.

About ArcBest

ArcBest® (Nasdaq: ARCB) is a multibillion-dollar integrated logistics company that helps keep the global supply chain moving. Founded in 1923 and now with over 14,000 employees across more than 250 campuses and service centers, the company is a logistics powerhouse, fueled by the simple notion of finding a way to get the job done. Through innovative thinking, agility and trust, ArcBest leverages their full suite of shipping and logistics solutions to meet customers’ critical needs, each and every day. For more information, visit arcb.com.

The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995: Certain statements and information in this press release concerning results for the three and twelve months ended December 31, 2021 may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, among others, statements regarding (i) our expectations about our intrinsic value or our prospects for growth and value creation and (ii) our financial outlook, position, strategies, goals, and expectations. Terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “foresee,” “intend,” “may,” “plan,” “predict,” “project,” “scheduled,” “should,” “would,” and similar expressions and the negatives of such terms are intended to identify forward-looking statements. These statements are based on management’s beliefs, assumptions, and expectations based on currently available information, are not guarantees of future performance, and involve certain risks and uncertainties (some of which are beyond our control). Although we believe that the expectations reflected in these forward-looking statements are reasonable as and when made, we cannot provide assurance that our expectations will prove to be correct. Actual outcomes and results could materially differ from what is expressed, implied, or forecasted in these statements due to a number of factors, including, but not limited to: market fluctuations and interruptions affecting the price of our stock or the price or timing of our share repurchase programs; widespread outbreak of an illness or disease, including the COVID-19 pandemic and its effects, or any other public health crisis, as well as regulatory measures implemented in response to such events; external events which may adversely affect us or the third parties who provide services for us, for which our business continuity plans may not adequately prepare us; a failure of our information systems, including disruptions or failures of services essential to our operations or upon which our information technology platforms rely, data breach, and/or cybersecurity incidents; interruption or failure of third-party software or information technology systems or licenses; untimely or ineffective development and implementation of, or failure to realize potential benefits associated with, new or enhanced technology or processes, including the pilot test program at ABF Freight; the loss or reduction of business from large customers; the ability to manage our cost structure, and the timing and performance of growth initiatives; the cost, integration, and performance of any recent or future acquisitions, including the MoLo acquisition, and the inability to realize the anticipated benefits of the acquisition within the expected time period or at all; the timing or amount of the earnout payments for the MoLo acquisition, if any; maintaining our corporate reputation and intellectual property rights; competitive initiatives and pricing pressures; increased prices for and decreased availability of new revenue equipment, decreases in value of used revenue equipment, and higher costs of equipment-related operating expenses such as maintenance, fuel, and related taxes; availability of fuel, the effect of volatility in fuel prices and the associated changes in fuel surcharges on securing increases in base freight rates, and the inability to collect fuel surcharges; relationships with employees, including unions, and our ability to attract, retain, and develop employees; unfavorable terms of, or the inability to reach agreement on, future collective bargaining agreements or a workforce stoppage by our employees covered under ABF Freight’s collective bargaining agreement; union employee wages and benefits, including changes in required contributions to multiemployer plans; availability and cost of reliable third-party services; our ability to secure independent owner operators and/or operational or regulatory issues related to our use of their services; litigation or claims asserted against us; governmental regulations; environmental laws and regulations, including emissions-control regulations; default on covenants of financing arrangements and the availability and terms of future financing arrangements; self-insurance claims and insurance premium costs; potential impairment of goodwill and intangible assets; general economic conditions and related shifts in market demand that impact the performance and needs of industries we serve and/or limit our customers’ access to adequate financial resources; seasonal fluctuations and adverse weather conditions; and other financial, operational, and legal risks and uncertainties detailed from time to time in ArcBest Corporation’s public filings with the Securities and Exchange Commission (the “SEC”).

For additional information regarding known material factors that could cause our actual results to differ from our projected results, please see our filings with the SEC, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events, or otherwise.

Financial Data and Operating Statistics

The following tables show financial data and operating statistics on ArcBest® and its reportable segments.

ARCBEST CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Year Ended
	December 31		December 31
	2021	2020	2021	2020

	(Unaudited)
	($ thousands, except share and per share data)
REVENUES	$1,185,224	$816,414	$3,980,067	$2,940,163

OPERATING EXPENSES	1,098,289	786,162	3,699,081	2,841,885

OPERATING INCOME	86,935	30,252	280,986	98,278

OTHER INCOME (COSTS)
Interest and dividend income	238	494	1,275	3,616
Interest and other related financing costs	(2,130)	(2,512)	(8,904)	(11,697)
Other, net	1,156	1,965	3,797	2,299
	(736)	(53)	(3,832)	(5,782)

INCOME BEFORE INCOME TAXES	86,199	30,199	277,154	92,496

INCOME TAX PROVISION	20,711	6,285	63,633	21,396

NET INCOME	$65,488	$23,914	$213,521	$71,100

EARNINGS PER COMMON SHARE
Basic	$2.60	$0.94	$8.38	$2.80
Diluted	$2.47	$0.89	$7.98	$2.69

AVERAGE COMMON SHARES OUTSTANDING
Basic	25,211,666	25,427,449	25,471,939	25,410,232
Diluted	26,467,420	26,734,287	26,772,126	26,422,523

CASH DIVIDENDS DECLARED PER COMMON SHARE	$0.08	$0.08	$0.32	$0.32

ARCBEST CORPORATION

CONSOLIDATED BALANCE SHEETS

	December 31	December 31
	2021	2020
	(Unaudited)	Note
	($ thousands, except share data)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$76,620	$303,954
Short-term investments	48,339	65,408
Accounts receivable, less allowances (2021 - $13,226; 2020 - $7,851)	582,344	320,870
Other accounts receivable, less allowances (2021 - $690; 2020 - $660)	13,094	14,343
Prepaid expenses	40,104	37,774
Prepaid and refundable income taxes	9,654	11,397
Other	5,898	4,422
TOTAL CURRENT ASSETS	776,053	758,168

PROPERTY, PLANT AND EQUIPMENT
Land and structures	350,694	342,178
Revenue equipment	980,283	916,760
Service, office, and other equipment	251,085	233,810
Software	175,989	163,193
Leasehold improvements	16,931	15,156
	1,774,982	1,671,097
Less allowances for depreciation and amortization	1,079,061	992,407
	695,921	678,690

GOODWILL	300,337	88,320
INTANGIBLE ASSETS, NET	126,580	54,981
OPERATING RIGHT-OF-USE ASSETS	106,686	115,195
DEFERRED INCOME TAXES	5,470	6,158
OTHER LONG-TERM ASSETS	101,629	77,496
TOTAL ASSETS	$2,112,676	$1,779,008

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	$311,401	$170,898
Income taxes payable	12,087	316
Accrued expenses	305,851	246,746
Current portion of long-term debt	50,615	67,105
Current portion of operating lease liabilities	22,740	21,482
TOTAL CURRENT LIABILITIES	702,694	506,547

LONG-TERM DEBT, less current portion	174,917	217,119
OPERATING LEASE LIABILITIES, less current portion	88,835	97,839
POSTRETIREMENT LIABILITIES, less current portion	16,733	18,555
OTHER LONG-TERM LIABILITIES	135,537	37,948
DEFERRED INCOME TAXES	64,893	72,407

STOCKHOLDERS’ EQUITY
Common stock, $0.01 par value, authorized 70,000,000 shares; issued 2021: 29,359,597 shares; 2020: 29,045,309 shares	294	290
Additional paid-in capital	318,033	342,354
Retained earnings	801,314	595,932
Treasury stock, at cost, 2021: 4,492,514 shares; 2020: 3,656,938 shares	(194,273)	(111,173)
Accumulated other comprehensive income	3,699	1,190
TOTAL STOCKHOLDERS’ EQUITY	929,067	828,593
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$2,112,676	$1,779,008

Note:  The balance sheet at December 31, 2020 has been derived from the audited financial statements at that date but does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

ARCBEST CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended
	December 31
	2021	2020

	Unaudited
	($ thousands)
OPERATING ACTIVITIES
Net income	$213,521	$71,100
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	118,864	114,379
Amortization of intangibles	5,357	4,012
Pension settlement expense	—	89
Share-based compensation expense	11,426	10,478
Provision for losses on accounts receivable	1,466	4,327
Change in deferred income taxes	(7,589)	7,715
Gain on sale of property and equipment and lease termination	(8,520)	(2,376)
Gain on sale of subsidiaries	(6,923)	—
Changes in operating assets and liabilities:
Receivables	(122,782)	(38,129)
Prepaid expenses	(1,482)	(7,966)
Other assets	354	2,646
Income taxes	13,136	(1,712)
Operating right-of-use assets and lease liabilities, net	623	756
Accounts payable, accrued expenses, and other liabilities	106,064	40,670
NET CASH PROVIDED BY OPERATING ACTIVITIES	323,515	205,989

INVESTING ACTIVITIES
Purchases of property, plant and equipment, net of financings	(58,412)	(43,248)
Proceeds from sale of property and equipment	13,815	13,348
Business acquisitions, net of cash acquired(1)	(239,380)	—
Proceeds from sale of subsidiaries	9,013	—
Purchases of short-term investments	(56,011)	(165,133)
Proceeds from sale of short-term investments	73,182	216,735
Purchase of long-term investments	(25,350)	—
Capitalization of internally developed software	(20,061)	(14,241)
NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	(303,204)	7,461

FINANCING ACTIVITIES
Borrowings under credit facilities	50,000	180,000
Borrowings under accounts receivable securitization program	—	45,000
Proceeds from notes payable	3,523	—
Payments on long-term debt	(171,915)	(326,098)
Net change in book overdrafts	(1,957)	6,510
Deferred financing costs	(314)	—
Payment of common stock dividends	(8,139)	(8,157)
Purchases of treasury stock	(83,100)	(6,595)
Forward contract for accelerated share repurchase	(25,000)	—
Payments for tax withheld on share-based compensation	(10,743)	(2,065)
NET CASH USED IN FINANCING ACTIVITIES	(247,645)	(111,405)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(227,334)	102,045
Cash and cash equivalents at beginning of period	303,954	201,909
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$76,620	$303,954

NONCASH INVESTING ACTIVITIES
Equipment financed	$59,700	$61,803
Accruals for equipment received	$1,704	$1,667
Lease liabilities arising from obtaining right-of-use assets	$14,671	$67,819

1)	Represents the acquisition of MoLo Solutions, LLC (“MoLo”) on November 1, 2021.

ARCBEST CORPORATION

FINANCIAL STATEMENT OPERATING SEGMENT DATA AND OPERATING RATIOS

	Three Months Ended				Year Ended
	December 31				December 31
	2021		2020		2021		2020

	Unaudited
	($ thousands, except percentages)
REVENUES
Asset-Based	$683,485		$554,392		$2,573,773		$2,092,031

ArcBest(1)	472,335		245,579		1,300,626		779,115
FleetNet	68,863		55,625		254,087		205,049
Total Asset-Light	541,198		301,204		1,554,713		984,164

Other and eliminations	(39,459)		(39,182)		(148,419)		(136,032)
Total consolidated revenues	$1,185,224		$816,414		$3,980,067		$2,940,163

OPERATING EXPENSES
Asset-Based
Salaries, wages, and benefits	$304,350	44.5%	$275,476	49.7%	$1,198,253	46.6%	$1,095,694	52.4%
Fuel, supplies, and expenses	73,662	10.8	52,051	9.4	266,139	10.3	209,095	10.0
Operating taxes and licenses	12,484	1.8	12,581	2.2	49,461	1.9	49,300	2.4
Insurance	9,232	1.4	8,910	1.6	37,800	1.5	33,568	1.6
Communications and utilities	4,581	0.7	4,490	0.8	18,773	0.7	17,916	0.8
Depreciation and amortization	23,774	3.5	23,675	4.3	93,799	3.6	94,326	4.5
Rents and purchased transportation	97,820	14.3	78,795	14.2	364,345	14.2	250,159	12.0
Shared services	67,277	9.8	62,104	11.2	263,532	10.2	217,258	10.4
Gain on sale of property and equipment(2)	(52)	—	(103)	—	(8,676)	(0.3)	(3,309)	(0.2)
Innovative technology costs(3)	6,328	0.9	6,937	1.3	27,631	1.1	22,458	1.1
Other	906	0.1	1,533	0.3	2,009	0.1	6,701	0.3
Total Asset-Based	600,362	87.8%	526,449	95.0%	2,313,066	89.9%	1,993,166	95.3%

ArcBest(1)
Purchased transportation	$402,834	85.3%	$206,532	84.1%	$1,097,332	84.4%	$649,933	83.4%
Supplies and expenses	2,746	0.6	2,612	1.0	10,531	0.8	9,627	1.2
Depreciation and amortization(4)	4,283	0.9	2,382	1.0	11,387	0.9	9,714	1.3
Shared services	45,939	9.7	26,199	10.7	132,137	10.1	90,983	11.7
Gain on sale of subsidiary(5)	—	—	—	—	(6,923)	(0.5)	—	—
Other	3,710	0.8	2,924	1.2	9,765	0.7	9,203	1.2
	459,512	97.3%	240,649	98.0%	1,254,229	96.4%	769,460	98.8%
FleetNet	67,749	98.4%	55,067	99.0%	249,543	98.2%	201,682	98.4%
Total Asset-Light	527,261		295,716		1,503,772		971,142

Other and eliminations(6)	(29,334)		(36,003)		(117,757)		(122,423)
Total consolidated operating expenses	$1,098,289	92.7%	$786,162	96.3%	$3,699,081	92.9%	$2,841,885	96.7%

OPERATING INCOME
Asset-Based	$83,123		$27,943		$260,707		$98,865

ArcBest	12,823		4,930		46,397		9,655
FleetNet	1,114		558		4,544		3,367
Total Asset-Light	13,937		5,488		50,941		13,022

Other and eliminations(6)	(10,125)		(3,179)		(30,662)		(13,609)
Total consolidated operating income	$86,935		$30,252		$280,986		$98,278

1)	The 2021 periods include the operations of MoLo since the November 1, 2021 acquisition date.
2)	The year ended December 31, 2021 includes an $8.6 million gain on the sale of an unutilized service center property.
3)	Represents costs associated with the freight handling pilot test program at ABF Freight.
4)	Depreciation and amortization includes amortization of intangibles associated with acquired businesses.
5)	Gain relates to the sale of the labor services portion of the ArcBest segment’s moving business in second quarter 2021.
6)	“Other and eliminations” includes corporate costs for certain unallocated shared service costs which are not attributable to any segment, additional investments to offer comprehensive transportation and logistics services across multiple operating segments, and other investments in ArcBest technology and innovations, including innovative technology costs.

ARCBEST CORPORATION

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES

Non-GAAP Financial Measures

We report our financial results in accordance with generally accepted accounting principles (“GAAP”). However, management believes that certain non-GAAP performance measures and ratios utilized for internal analysis provide analysts, investors, and others the same information that we use internally for purposes of assessing our core operating performance and provides meaningful comparisons between current and prior period results, as well as important information regarding performance trends. The use of certain non-GAAP measures improves comparability in analyzing our performance because it removes the impact of items from operating results that, in management's opinion, do not reflect our core operating performance. Other companies may calculate non-GAAP measures differently; therefore, our calculation may not be comparable to similarly titled measures of other companies. Certain information discussed in the scheduled conference call could be considered non-GAAP measures. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, our reported results. These financial measures should not be construed as better measurements than operating income, operating cash flow, net income or earnings per share, as determined under GAAP.

	Three Months Ended		Year Ended
	December 31		December 31
	2021	2020	2021	2020

ArcBest Corporation - Consolidated	(Unaudited)
	($ thousands, except per share data)
Operating Income
Amounts on GAAP basis	$86,935	$30,252	$280,986	$98,278
Innovative technology costs, pre-tax(1)	8,454	8,279	32,845	25,620
Purchase accounting amortization(2)	2,455	937	5,266	3,749
Transaction costs, pre-tax(3)	4,362	—	5,969	—
Gain on sale of subsidiary, pre-tax(4)	—	—	(6,923)	—
Non-GAAP amounts	$102,206	$39,468	$318,143	$127,647

Net Income
Amounts on GAAP basis	$65,488	$23,914	$213,521	$71,100
Innovative technology costs, after-tax (includes related financing costs)(1)	6,388	6,283	24,871	19,604
Purchase accounting amortization(2)	1,837	702	3,940	2,805
Transaction costs, after-tax(3)	3,222	—	4,409	—
Gain on sale of subsidiary, after-tax(4)	—	—	(5,437)	—
Nonunion pension expense, including settlement expense, after-tax(5)	—	—	—	66
Life insurance proceeds and changes in cash surrender value	(1,215)	(2,058)	(4,123)	(2,316)
Tax expense (benefit) from vested RSUs(6)	(236)	(31)	(7,647)	510
Tax credits(7)	(1,540)	(1,285)	(1,540)	(1,285)
Non-GAAP amounts	$73,944	$27,525	$227,994	$90,484

Diluted Earnings Per Share
Amounts on GAAP basis	$2.47	$0.89	$7.98	$2.69
Innovative technology costs, after-tax (includes related financing costs)(1)	0.24	0.24	0.93	0.74
Purchase accounting amortization(2)	0.07	0.03	0.15	0.11
Transaction costs, after-tax(3)	0.12	—	0.16	—
Gain on sale of subsidiary, after-tax(4)	—	—	(0.20)	—
Nonunion pension expense, including settlement expense, after-tax(5)	—	—	—	—
Life insurance proceeds and changes in cash surrender value	(0.05)	(0.08)	(0.15)	(0.09)
Tax expense (benefit) from vested RSUs(6)	(0.01)	—	(0.29)	0.02
Tax credits(7)	(0.06)	(0.05)	(0.06)	(0.05)
Non-GAAP amounts(8)	$2.79	$1.03	$8.52	$3.42

1)	Represents costs associated with the freight handling pilot test program at ABF Freight and initiatives to optimize our performance through technological innovation, including costs related to our recently announced investment in human-centered remote operation software.
2)	Represents the amortization of acquired intangible assets related to the November 1, 2021 acquisition of MoLo and previously acquired businesses in the ArcBest segment.
3)	Transaction costs are associated with the acquisition of MoLo.
4)	Gain relates to the sale of the labor services portion of ArcBest segment’s moving business in second quarter 2021.
5)	Represents pension settlement expense related to the Company’s supplemental benefit plan.
6)	The Company recognizes the tax impact for the vesting of share-based compensation resulting in excess tax expense (benefit).
7)	Represents a research and development tax credit recognized in the tax provision during fourth quarter 2021 and 2020 which relates to the tax year ended February 28, 2021 and February 29, 2020, respectively.
8)	Non-GAAP EPS is calculated in total and may not foot due to rounding.

ARCBEST CORPORATION

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES – Continued

	Three Months Ended				Year Ended
	December 31				December 31
	2021		2020		2021		2020

Segment Operating Income Reconciliations	(Unaudited)
	($ thousands, except percentages)
Asset-Based Segment
Operating Income ($) and Operating Ratio (% of revenues)
Amounts on GAAP basis	$83,123	87.8%	$27,943	95.0%	$260,707	89.9%	$98,865	95.3%
Innovative technology costs, pre-tax(1)	6,328	(0.9)	6,937	(1.3)	27,631	(1.1)	22,458	(1.1)
Non-GAAP amounts	$89,451	86.9%	$34,880	93.7%	$288,338	88.8%	$121,323	94.2%

Asset-Light

ArcBest Segment
Operating Income ($) and Operating Ratio (% of revenues)
Amounts on GAAP basis	$12,823	97.3%	$4,930	98.0%	$46,397	96.4%	$9,655	98.8%
Purchase accounting amortization(2)	2,455	(0.5)	937	(0.4)	5,266	(0.4)	3,749	(0.5)
Gain on sale of subsidiary, pre-tax(3)	—	—	—	—	(6,923)	0.5	—	—
Non-GAAP amounts	$15,278	96.8%	$5,867	97.6%	$44,740	96.5%	$13,404	98.3%

FleetNet Segment
Operating Income ($) and Operating Ratio (% of revenues)
Amounts on GAAP basis	$1,114	98.4%	$558	99.0%	$4,544	98.2%	$3,367	98.4%

Total Asset-Light
Operating Income ($) and Operating Ratio (% of revenues)
Amounts on GAAP basis	$13,937	97.4%	$5,488	98.2%	$50,941	96.7%	$13,022	98.7%
Purchase accounting amortization(2)	2,455	(0.5)	937	(0.3)	5,266	(0.3)	3,749	(0.4)
Gain on sale of subsidiary, pre-tax(3)	—	—	—	—	(6,923)	0.4	—	—
Non-GAAP amounts	$16,392	96.9%	$6,425	97.9%	$49,284	96.8%	$16,771	98.3%

Other and Eliminations
Operating Loss ($)
Amounts on GAAP basis	$(10,125)		$(3,179)		$(30,662)		$(13,609)
Innovative technology costs, pre-tax(4)	2,126		1,342		5,214		3,162
Transaction costs, pre-tax(5)	4,362		—		5,969		—
Non-GAAP amounts	$(3,637)		$(1,837)		$(19,479)		$(10,447)

1)	Represents costs associated with the freight handling pilot test program at ABF Freight.
2)	Represents the amortization of acquired intangible assets related to the November 1, 2021 acquisition of MoLo and previously acquired businesses in the ArcBest segment. Included in depreciation and amortization within ArcBest segment operating expenses.
3)	Gain relates to the sale of the labor services portion of the ArcBest segment’s moving business in second quarter 2021.
4)	Represents costs associated with initiative to optimize our performance through technological innovation, including costs related to our recently announced investment in human-centered remote operation software, and costs related to the freight handling pilot test program at ABF Freight.
5)	Transaction costs are associated with the acquisition of MoLo.

ARCBEST CORPORATION

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES – Continued

Effective Tax Rate Reconciliation
ArcBest Corporation - Consolidated

(Unaudited)
($ thousands, except percentages)	Three Months Ended December 31, 2021
		Other	Income	Income
	Operating	Income	Before Income	Tax	Net
	Income	(Costs)	Taxes	Provision	Income	Tax Rate(8)
Amounts on GAAP basis	$86,935	$(736)	$86,199	$20,711	$65,488	24.0%
Innovative technology costs(1)	8,454	149	8,603	2,215	6,388	25.7
Purchase accounting amortization(2)	2,455	—	2,455	618	1,837	25.2
Transaction costs(3)	4,362	—	4,362	1,140	3,222	26.1
Life insurance proceeds and changes in cash surrender value	—	(1,215)	(1,215)	—	(1,215)	—
Tax benefit from vested RSUs(4)	—	—	—	236	(236)	—
Tax credits(5)	—	—	—	1,540	(1,540)	—
Non-GAAP amounts	$102,206	$(1,802)	$100,404	$26,460	$73,944	26.4%

	Year Ended December 31, 2021
		Other	Income	Income
	Operating	Income	Before Income	Tax	Net
	Income	(Costs)	Taxes	Provision	Income	Tax Rate(8)
Amounts on GAAP basis	$280,986	$(3,832)	$277,154	$63,633	$213,521	23.0%
Innovative technology costs(1)	32,845	646	33,491	8,620	24,871	25.7
Purchase accounting amortization(2)	5,266	—	5,266	1,326	3,940	25.2
Transaction costs(3)	5,969	—	5,969	1,560	4,409	26.1
Gain on sale of subsidiary(6)	(6,923)	—	(6,923)	(1,486)	(5,437)	(21.5)
Life insurance proceeds and changes in cash surrender value	—	(4,123)	(4,123)	—	(4,123)	—
Tax benefit from vested RSUs(4)	—	—	—	7,647	(7,647)	—
Tax credits(5)	—	—	—	1,540	(1,540)	—
Non-GAAP amounts	$318,143	$(7,309)	$310,834	$82,840	$227,994	26.7%

	Three Months Ended December 31, 2020
		Other	Income	Income
	Operating	Income	Before Income	Tax	Net
	Income	(Costs)	Taxes	Provision	Income	Tax Rate(8)
Amounts on GAAP basis	$30,252	$(53)	$30,199	$6,285	$23,914	20.8%
Innovative technology costs(1)	8,279	182	8,461	2,178	6,283	25.7
Purchase accounting amortization(2)	937		937	235	702	25.1
Life insurance proceeds and changes in cash surrender value	—	(2,058)	(2,058)	—	(2,058)	—
Tax benefit from vested RSUs(4)	—	—	—	31	(31)	—
Tax credits(5)	—	—	—	1,285	(1,285)	—
Non-GAAP amounts	$39,468	$(1,929)	$37,539	$10,014	$27,525	26.7%

	Year Ended December 31, 2020
		Other	Income	Income
	Operating	Income	Before Income	Tax	Net
	Income	(Costs)	Taxes	Provision	Income	Tax Rate(8)
Amounts on GAAP basis	$98,278	$(5,782)	$92,496	$21,396	$71,100	23.1%
Innovative technology costs(1)	25,620	779	26,399	6,795	19,604	25.7
Purchase accounting amortization(2)	3,749		3,749	944	2,805	25.2
Nonunion pension expense, including settlement (7)	—	89	89	23	66	25.8
Life insurance proceeds and changes in cash surrender value	—	(2,316)	(2,316)	—	(2,316)	—
Tax expense from vested RSUs(4)	—	—	—	(510)	510	—
Tax credits(5)	—	—	—	1,285	(1,285)	—
Non-GAAP amounts	$127,647	$(7,230)	$120,417	$29,933	$90,484	24.9%

1)	Represents costs associated with the freight handling pilot test program at ABF Freight and initiatives to optimize our performance through technological innovation, including costs related to our recently announced investment in human-centered remote operation software.
2)	Represents the amortization of acquired intangible assets related to the November 1, 2021 acquisition of MoLo and previously acquired businesses in the ArcBest segment.
3)	Transaction costs are associated with the acquisition of MoLo.
4)	The Company recognizes the tax impact for the vesting of share-based compensation resulting in excess tax expense (benefit).
5)	Represents a research and development tax credit recognized in the tax provision during fourth quarter 2021 and 2020 which relates to the tax year ended February 28, 2021 and February 29, 2020, respectively.
6)	Gain relates to the sale of the labor services portion of the ArcBest segment’s moving business in second quarter 2021.
7)	Represents pension settlement expense related to the Company’s supplemental benefit plan.
8)	Tax rate for total “Amounts on GAAP basis” represents the effective tax rate. The tax effects of non-GAAP adjustments are calculated based on the statutory rate applicable to each item based on tax jurisdiction, unless the nature of the item requires the tax effect to be estimated by applying a specific tax treatment.

ARCBEST CORPORATION

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES – Continued

Adjusted Earnings Before Interest, Taxes, Depreciation, and Amortization (Adjusted EBITDA)

Management uses Adjusted EBITDA as a key measure of performance and for business planning. The measure is particularly meaningful for analysis of operating performance because it excludes amortization of acquired intangibles and software of the Asset-Light businesses, which are significant expenses resulting from strategic decisions rather than core daily operations. Additionally, Adjusted EBITDA is a primary component of the financial covenants contained in our credit agreement. The calculation of Asset-Light Adjusted EBITDA as presented below begins with operating income, as other income (costs), income taxes, and net income are reported at the consolidated level and not included in the operating segment financial information evaluated by management to make operating decisions.

	Three Months Ended		Year Ended
	December 31		December 31
	2021	2020	2021	2020

	(Unaudited)
ArcBest Corporation - Consolidated Adjusted EBITDA	($ thousands)

Net Income	$65,488	$23,914	$213,521	$71,100
Interest and other related financing costs	2,130	2,512	8,904	11,697
Income tax provision	20,711	6,285	63,633	21,396
Depreciation and amortization(1)	33,226	30,260	124,221	118,391
Amortization of share-based compensation	2,859	2,522	11,426	10,478
Amortization of net actuarial gains of benefit plans and pension settlement expense(2)	(135)	(148)	(539)	(500)
Transaction costs(3)	4,362	—	5,969	—
Consolidated Adjusted EBITDA	$128,641	$65,345	$427,135	$232,562

1)	Includes amortization of intangibles associated with acquired businesses.
2)	The year ended December 31, 2020 includes pre-tax pension settlement expense of $0.1 million related to the Company’s supplemental benefit plan.
3)	Transaction costs are associated with the acquisition of MoLo.

	Three Months Ended		Year Ended
	December 31		December 31
	2021	2020	2021	2020

Asset-Light Adjusted EBITDA	(Unaudited)
	($ thousands)

ArcBest
Operating Income	$12,823	$4,930	$46,397	$9,655
Depreciation and amortization(4)	4,283	2,382	11,387	9,714
Adjusted EBITDA	$17,106	$7,312	$57,784	$19,369

FleetNet
Operating Income	$1,114	$558	$4,544	$3,367
Depreciation and amortization(4)	420	418	1,661	1,622
Adjusted EBITDA	$1,534	$976	$6,205	$4,989

Total Asset-Light
Operating Income	$13,937	$5,488	$50,941	$13,022
Depreciation and amortization(4)	4,703	2,800	13,048	11,336
Adjusted EBITDA	$18,640	$8,288	$63,989	$24,358

4)	Includes amortization of intangibles associated with acquired businesses.

ARCBEST CORPORATION

OPERATING STATISTICS

	Three Months Ended			Year Ended
	December 31			December 31
	2021	2020	% Change	2021	2020	% Change

	(Unaudited)
Asset-Based

Workdays	61.5	61.5		252.0	253.0

Billed Revenue(1) / CWT	$41.96	$35.76	17.3%	$39.70	$34.60	14.7%

Billed Revenue(1) / Shipment	$557.49	$458.71	21.5%	$522.85	$441.73	18.4%

Shipments	1,224,928	1,206,783	1.5%	4,941,780	4,756,248	3.9%

Shipments / Day	19,918	19,622	1.5%	19,610	18,799	4.3%

Tonnage (Tons)	813,639	773,915	5.1%	3,253,853	3,035,834	7.2%

Tons / Day	13,230	12,584	5.1%	12,912	11,999	7.6%

Pounds / Shipment	1,328	1,283	3.5%	1,317	1,277	3.1%

Average Length of Haul (Miles)	1,091	1,097	(0.5)%	1,097	1,080	1.6%

1)	Revenue for undelivered freight is deferred for financial statement purposes in accordance with the Asset-Based segment revenue recognition policy. Billed revenue used for calculating revenue per hundredweight measurements has not been adjusted for the portion of revenue deferred for financial statement purposes.

	Year Over Year % Change
	Three Months Ended	Year Ended
	December 31, 2021	December 31, 2021
	(Unaudited)
ArcBest(2)

Revenue / Shipment	33.9%	31.0%

Shipments / Day	50.8%	30.6%

2)	Statistical data related to the operations of MoLo since the November 1, 2021 acquisition date are included in the presentation of operating statistics for the ArcBest segment. Statistical data related to managed transportation solutions transactions are not included in the presentation.

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